Exhibit 10.51

      FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement, entered into and made effective as of February 1, 1999, by and between Enron Corp. an Oregon corporation ("Company") having its headquarters at 1400 Smith Street, Houston, Texas 77002, Azurix Corp., a Delaware corporation having its headquarters at 333 Clay Street, Houston, Texas 77002, and Rebecca P. Mark ("Employee"), an individual residing in Houston, Texas, is an amendment to that certain Executive Employment Agreement between the Company and Employee entered into the 6th day of May, 1998, and made effective as of May 4, 1998 (the "Employment Agreement").

               WHEREAS, the parties desire to amend the Employment Agreement to provide for assignment of the Employment Agreement by Company to, and assumption of the Employment Agreement by, Enron Corp. and Azurix Corp., respectively, and to make other amendments to the Employment Agreement as provided herein;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

          1.  Effective February 1, 1999, the Employment
          Agreement  is  assigned  by  Company  to,  and
          assumed  by,  Enron  Corp. and  Azurix  Corp.,
          respectively.  Any reference to the  "Company"
          and/or  "Employer" in the Employment Agreement
          shall  mean  Enron  Corp.  and  Azurix  Corp.,
          respectively.   Employee  consents   to   such
          assignment   and  assumption,   and   releases
          Company   from  every  obligation  under   the
          Employment Agreement.  Enron Corp. and  Azurix
          Corp.,   respectively,   each    assume    the
          obligations of Enron Corp. and Azurix Corp., under the Employment Agreement.

          2. Article 3, Section 3.5 is hereby deleted in its entirety and the following language inserted in its entirety:

               "3.5 Upon an Involuntary Termination of
     the employment relationship by either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation,
     Employee's non-competition obligations), to receive the compensation specified in Section 2.1, as well as unpaid Bonuses described on Exhibit
     "A", as if Employee's employment (which shall cease on the date of such Involuntary Termination) had continued for the full Term of this Agreement.
     Upon an Involuntary Termination, Employee shall also be entitled to all vested benefits and rights under other Enron benefits, incentive, and/or compensation plans to which Employee may be entitled through her termination and pursuant to plan documents and all other benefits that Employee may be entitled to under any other compensation plans. In the event of Involuntary
     Termination, the compensation specified in Section
     2.1 that will be paid to Employee will be paid on a semi-monthly basis; the unpaid Bonuses described in Exhibit "A" will be paid annually and the amounts under the compensation plans will be paid in accordance with the terms and provisions of the respective compensation plans. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subse quent employment. Employee's rights under this
     Section 3.5 are Employee's sole and exclusive rights against Employer, Enron, or their affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary
     Termination of the employment relationship.
     Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

          3. Article 3, Section 3.8 is hereby deleted in its entirety and the following language inserted in its entirety:

               "3.8 Notwithstanding any provision
     herein to the contrary, upon a termination of Employee's employment under any of the circumstances described in Sections 3.6 or 3.7 above, Employee shall be entitled to receive a pro-rata annual bonus payment through the date of such termination of employment. Further, upon termination of Employee's employment under any of the circumstances described in Sections 3.5, 3.6, or 3.7, Employee shall become fully vested in specific grants and awards made or awarded to Employee under long term incentive plans maintained solely by Enron Corp. and its affiliates; provided however, any grants and awards made or awarded under the Azurix Corp. 1999
     Stock Plan shall be excluded and governed by the terms and provisions of the respective grants and awards under the Azurix Corp. 1999 Stock Plan."

          4.  Exhibit "A" to the Employment Agreement is
          hereby   deleted  in  its  entirety  and   the
          attached  Exhibit  "A"  is  inserted  in   its
          entirety.

     This Amendment is a First Amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

     In Witness Whereof, the parties have duly executed this Agreement as of the date first above written.

                               ENRON CORP.


                               By: /s/ KENNETH L. LAY
                               Name:  Kenneth L. Lay
                               Title: Chairman & CEO
                               This 10th day of March, 1999


                              AZURIX CORP.


                              By: /s/ PHILIP J. BAZELIDES
                              Name:
                              Title:
                              This 1st day of March, 1999


                              REBECCA P. MARK


                              /s/ REBECCA P. MARK
                              This 1st day of March, 1999


                       EXHIBIT "A" TO
               EXECUTIVE EMPLOYMENT AGREEMENT
      BETWEEN ENRON CORP., AZURIX CORP., AND REBECCA P. MARK

Employee Name:      Rebecca P. Mark

Term:               Effective February 1, 1999 through
                    December 31, 2001

Position:           Vice Chairman, Enron Corp., and Chairman
                    and
                    Chief Executive Officer of Azurix Corp.

Location:           Houston, Texas

Reporting Relationship:  Reports to Office of the Chairman,
Enron Corp.

Monthly Base Salary:     Fifty-Nine Thousand One Hundred
                         Sixty Six Dollars and Sixty Seven Cents
                         ($59,166.67)

  Bonus:    Employee shall be eligible to participate in
  the Enron Corp. Annual Incentive Plan ("Plan") and/or any replacement plan of Azurix Corp. All bonuses shall be paid in accordance with the terms and provisions of the Plan, a portion of which may be paid in cash, and a portion of which may be paid in stock or stock options.
  All Azurix bonuses paid shall be based upon the performance of Azurix Corp. and Employee as determined by the Board of Directors of Azurix Corp. and Enron bonuses shall be based upon the performance of Enron Corp. and Employee as determined by the Board of Directors of Enron
  Corp.

Long Term Incentive Plan: Employee shall be eligible to
                         participate in either 1) the Enron
                         Corp. Long Term Incentive Plan or
                         2) an equity participation plan
                         related to Enron's interest in a
                         new water company.  At the sole
                         discretion of the Chairman of the
                         Board of Employer, Employee may be
                         eligible to participate in both
                         plans.

                               ENRON CORP.


                               By: /s/ KENNETH L. LAY
                               Name:  Kenneth L. Lay
                               Title: Chairman & CEO
                               This 10th day of March, 1999


                              AZURIX CORP.


                              By: /s/ PHILIP J. BAZELIDES
                              Name:
                              Title:
                              This 1st day of March, 1999


                              REBECCA P. MARK


                              /s/ REBECCA P. MARK
                              This 1st day of March, 1999